Exhibit 10.13.2
FORM OF
CVR PARTNERS, LP
LONG-TERM INCENTIVE PLAN
DIRECTOR STOCK OPTION AGREEMENT
     THIS AGREEMENT, made as of the ___day of                     , 2011 (the “Grant Date”), between CVR Partners, LP, a Delaware limited partnership (the “Partnership”), and                                          (the “Grantee”).
     WHEREAS, the board of directors of CVR GP, LLC, a Delaware limited liability company (the “General Partner”), has adopted the CVR Partners, LP Long-Term Incentive Plan (the “Plan”) in order to provide an additional incentive to certain of the Partnership’s and its Subsidiaries’ and Parents’ employees, officers, consultants and directors; and
     WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Grantee as provided herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option.
     1.1. The Partnership hereby grants to the Grantee the right and option (the “Option”) to purchase all or any part of an aggregate of                      whole Units subject to, and in accordance with, the terms and conditions set forth in this Agreement.
          1.2. The Option is not intended to qualify as an Incentive Stock Option.
          1.3. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Purchase Price.
     The price at which the Grantee shall be entitled to purchase Units upon the exercise of the Option shall be $                     per Unit.
     3. Duration of Option.
     Except as otherwise provided in Section 6 hereof, the Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”).

     4. Vesting and Exercisability of Option.
     Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Grantee to purchase, in whole at any time or in part from time to time, thirty-three and one-third percent (33-1/3%) of the total number of Units covered by the Option after the expiration of one (1) year from the Grant Date, an additional thirty-three and one-third percent (33-1/3%) of the total number of Units covered by the Option after the second anniversary of the Grant Date, and the remainder of the number of Units subject to the Option after the third anniversary of the Grant Date, provided that the Grantee continues to serve as a director of the General Partner on each applicable vesting date. Each such right of purchase shall be cumulative and shall continue, unless sooner exercised as herein provided, during the remaining period of the Exercise Term. Any fractional number of Units resulting from the application of the percentages set forth in this Section 4 shall be rounded to the next higher whole number of Units.
     5. Manner of Exercise and Payment.
          5.1. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Partnership, at its principal executive office. Such notice shall state that the Grantee is electing to exercise the Option and the number of Units in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Partnership who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.
          5.2. The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Units in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Grantee. However, at the discretion of the Committee appointed to administer the Plan, the Grantee may pay the exercise price in part or in full by transferring to the Partnership unrestricted Units owned by the Grantee prior to the exercise of the Option having a Fair Market Value on the day preceding the date of exercise equal to the cash amount for which such Units are substituted.
          5.3. Upon receipt of notice of exercise and full payment for the Units in respect of which the Option is being exercised, the Partnership shall, subject to this Agreement and the Plan, take such action as may be necessary to effect the transfer to the Grantee of the number of Units as to which such exercise was effective.
          5.4. The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Units subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Grantee shall have paid the full purchase price for the number of Units in respect of which the Option was exercised, (ii) the Partnership shall have issued and delivered the Units to the Grantee, and (iii) the Grantee’s name shall have been entered as a unitholder of record on the books of the Partnership, whereupon the Grantee shall have full voting and other ownership rights with respect to such Units.

     6. Ceasing to Serve as Director.
          6.1. Cause. In the event the Grantee’s service to the General Partner as a director terminates for Cause, the Option shall immediately expire in its entirety whether or not vested and exercisable.
          6.2. Other Termination of Service. In the event the Grantee ceases to serve as a director of the General Partner under any circumstance other than (i) for Cause, (ii) due the Grantee’s death or (iii) due to the Grantee’s Disability, any portion of the Option that is not vested and exercisable on the Termination Date shall expire and the Grantee may, at any time within ninety (90) days after the Termination Date, exercise the Option to the extent, but only to the extent, that the Option or portion thereof was vested and exercisable on the Termination Date. For purposes of this Agreement, “Termination Date” shall mean the last day on which the Grantee serves as a director of the General Partner.
          6.3. Death or Disability. In the event the Grantee ceases to serve as a director of the General Partner by reason of the Grantee’s death or Disability, any portion of the Option that is not yet vested and exercisable on the Termination Date shall become immediately vested and fully exercisable on such date, and the entire Option shall remain exercisable for a period of one (1) year following the Termination Date by the Grantee or by the Grantee’s legatee or legatees under his will, or by his personal representatives or distributees, as applicable.
          6.4. No Extension of Exercise Term. Notwithstanding the terms of Section 6.2 and 6.3 and except as provided in this Section 6.4, in no event may the Option be exercised by anyone after the expiration of the Exercise Term. In the event of the Grantee’s death during (i) the period of the Grantee’s service as a director of the General Partner, (ii) the ninety (90) day period described in Section 6.2 or (iii) the one (1) year period described in Section 6.3, the Option shall be exercisable, to the extent exercisable immediately prior to his or her death, by the legatee or legatees under the Grantee’s will, or by the Grantee’s personal representatives or distributees, at any time within the one (1) year period after the date of the Optionee’s death, even if such one (1) year period extends beyond the Exercise Term.
     7. Non-transferability.
     The Option shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). During the lifetime of the Grantee, the Option shall be exercisable only by the Grantee, his or her legal guardian or legal representatives or a bankruptcy trustee. Notwithstanding anything to the contrary contained herein, the Option may not be exercised by or transferred to any person other than the Grantee, unless such other person presents documentation to the Committee, which proves to the Committee to its reasonable satisfaction such person’s right to the transfer or exercise.

     8. Grantee Bound by the Plan.
     The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
     9. Modification of Agreement.
     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.
     10. Severability.
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     11. Governing Law.
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.
     12. Successors in Interest.
     This Agreement shall inure to the benefit of and be binding upon any successor to the Partnership. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Partnership under this Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.
     13. Resolution of Disputes.
     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Partnership for all purposes.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CVR PARTNERS, LP	GRANTEE
By: CVR GP, LLC, its general partner

By:	Name:
Title: